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                                                                     EXHIBIT 4.1

                              AMENDED AND RESTATED

                          REGISTRATION RIGHTS AGREEMENT

          This Amended and Restated Registration Rights Agreement (this "AGREEMENT") is made and entered into as of January 6, 2005, by and among Altra Holdings, Inc., a Delaware corporation (the "COMPANY"), Genstar Capital Partners III, L.P., a Delaware limited partnership ("GENSTAR"), Stargen III, L.P., a Delaware limited partnership ("STARGEN"), Caisse de depot et Placement du Quebec ("CDPQ"), and each of the other persons listed on the signature pages hereto.

                                    RECITALS

          WHEREAS, on November 30, 2004, the Company, Genstar, Stargen, CDPQ and certain of the Holders (as defined herein) entered into a Subscription Agreement (the "SUBSCRIPTION AGREEMENT"), pursuant to which the Company agreed to issue and sell, and Genstar, Stargen, CDPQ and such Holders agreed to purchase, shares of the Company's Series A Preferred Stock;

          WHEREAS, on or about the date hereof, certain of the Holders (the "NEW HOLDERS") are purchasing from Genstar and Stargen certain shares of the Company's Series A Preferred Stock pursuant to a Stock Purchase Agreement, dated as of the date hereof (the "STOCK PURCHASE AGREEMENT"), among the New Holders, Genstar and Stargen;

          WHEREAS, the Company, Genstar, Stargen, CDPQ and certain of the Holders had previously entered into that certain Registration Rights Agreement, dated as of November 30, 2004 (the "PRIOR AGREEMENT"); and

          WHEREAS, the Company desires to amend and restate the Prior Agreement to add the New Holders and to provide the Holders with certain rights to register shares of the Company's Common Stock (including shares of Common Stock issuable upon conversion of shares of the Company's Series A Preferred Stock), as set forth in this Agreement.

                                    AGREEMENT

          NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

     1. Definitions.

          As used in this Agreement, the following capitalized terms shall have the following meanings:

          "AFFILIATE" means, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under common control with such specified Person. For purposes of this definition, the term "control," including the terms "controlling," "controlled by" and "under common control," means the possession, direct or indirect, of the power to direct or

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cause the direction of the management and policies of a Person, whether through ownership of voting securities or otherwise.

          "BOARD" means the board of directors of the Company.

          "COMMON STOCK" means the Common Stock, par value $0.001 per share, of the Company.

          "DEMAND NOTICE" is defined in Section 3(a) hereof.

          "DEMAND REGISTRATION" is defined in Section 3(a) hereof.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

          "GENSTAR HOLDERS" means each of Genstar and Stargen and any Affiliate thereof that holds Registrable Securities.

          "HOLDER" means any party hereto (other than the Company) and any holder of Registrable Securities who agrees in writing to be bound by the provisions of this Agreement, including by executing and delivering a counterpart signature page to this Agreement.

          "NASD" means the National Association of Securities Dealers, Inc.

          "PERSON" means an individual, partnership, limited liability company, joint venture, corporation, trust or unincorporated organization, a government or any department, agency or political subdivision thereof or other entity.

          "PIGGYBACK NOTICE" is defined in Section 4(a) hereof.

          "PIGGYBACK REGISTRATION" means a registration pursuant to Section 4 hereof.

          "PROSPECTUS" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

          "PUBLIC OFFERING" means the issuance and sale of shares of Common Stock to the public pursuant to a registration statement under the Securities Act which has been declared effective by the SEC (other than a registration statement on Form S-4, Form S-8 or any other similar form).

          "QUALIFIED PUBLIC OFFERING" means a Public Offering (which may be the initial Public Offering) having an aggregate offering value of at least $50,000,000.

          "REGISTRABLE SECURITIES" means shares of Common Stock issued or issuable upon conversion of shares of Series A Preferred Stock and any securities of the Company which may


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be issued or distributed with respect to, or in exchange or substitution for, or conversion of, such Common Stock and such other securities pursuant to a stock dividend, stock split or other distribution, merger, consolidation, recapitalization or reclassification or otherwise; provided, however, that any Registrable Securities shall cease to be Registrable Securities when (x) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (y) such Registrable Securities are distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (z) such Registrable Securities shall have been otherwise transferred to a Person other than a Holder and new certificates for them not required to bear a legend restricting further transfer under the Securities Act shall have been delivered by the Company; and provided, further, that any securities that have ceased to be Registrable Securities cannot thereafter become Registrable Securities and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities is not a Registrable Security.

          "REGISTRATION" means a Demand Registration or a Piggyback
Registration.

          "REGISTRATION EXPENSES" means all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation
(i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with any stock exchange, the SEC and the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules and regulations of the NASD), (ii) all fees and expenses of compliance with state securities or blue sky laws (including fees and disbursements of counsel for the underwriters or selling Holders in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or the majority of the Holders of the Registrable Securities being sold may designate), (iii) all printing and related messenger and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance if the Company so desires or the underwriters so require, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange and all rating agency fees, (vii) all reasonable fees and disbursements of one counsel selected by the Holders of the Registrable Securities being registered to represent such Holders in connection with such registration,
(viii) all fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, excluding underwriting discounts and commissions and transfer taxes, if any, and fees and disbursements of counsel to underwriters (other than such fees and disbursements incurred in connection with any registration or qualification of Registrable Securities under the securities or blue sky laws of any state), and (ix) fees and expenses of other Persons retained by the Company in connection with the Registration.

          "REGISTRATION STATEMENT" means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement,


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including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

          "REQUESTING HOLDER" is defined in Section 3(a) hereof.

          "SEC" means the Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

          "SERIES A PREFERRED STOCK" means the Series A Preferred Stock, par value $0.001 per share, of the Company.

          "UNDERWRITTEN REGISTRATION" or "UNDERWRITTEN OFFERING" means a sale of securities of the Company to an underwriter for re-offering to the public.

     2. Securities Subject to this Agreement.

          (a) Registrable Securities. The securities entitled to the benefits of this Agreement are the Registrable Securities.

          (b) Holders of Registrable Securities. A Person is deemed to be a Holder of Registrable Securities whenever such Person owns Registrable Securities or has the right to acquire such Registrable Securities, whether or not such acquisition has actually been effected and disregarding any legal restrictions upon the exercise of such right.

     3. Demand Registration.

          (a) Right to Demand; Demand Notices. Subject to the provisions of this
Section 3, at any time and from time to time commencing after the first anniversary of the date hereof, one or more Genstar Holders holding a majority of all Registrable Securities held by all Genstar Holders (collectively a "REQUESTING HOLDER") may make a written request to the Company for registration under and in accordance with the Securities Act (which request may require that such registration be underwritten) of all or part of the Registrable Securities held by it (a "DEMAND REGISTRATION"). Promptly upon receipt of any such request from any Requesting Holder (but in no event more than ten (10) business days thereafter), the Company will serve written notice (the "DEMAND NOTICE") of such registration request to all Holders who did not make such written request, and, subject to the terms of this Agreement, the Company will include in such Demand Registration all Registrable Securities of any Holder with respect to which the Company has received written requests for inclusion therein within ten (10) business days after the Demand Notice has been given to the applicable Holder. All requests made pursuant to this Section 3 will specify the aggregate amount of Registrable Securities to be registered and will also specify the intended methods of disposition thereof.

          (b) Company's Right to Defer Registration. If the Company is requested to effect a Demand Registration and the Company furnishes to the Holders requesting such Demand Registration a copy of a resolution of the Board certified by the secretary of the Company stating that in the good faith judgment of the Board it would be seriously detrimental


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to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request for such registration from the Requesting Holder; provided that, in such event, the Company may postpone a Demand Registration pursuant hereto only twice in any 365-day period. If the Company shall so postpone the filing of a Demand Registration and if the Requesting Holder within thirty (30) days after receipt of the notice of postponement advises the Company in writing that the Requesting Holder has determined to withdraw such request for registration, then such Demand Registration shall be deemed to be withdrawn and such request shall be deemed not to have been exercised for purposes of determining whether the Requesting Holder included in such Demand Registration is required to pay its pro rata portion of the Registration Expenses pursuant to Section 3(d) hereof and the Company shall pay all Registration Expenses in connection with such Demand Registration.

          (c) Registration Statement Form. Registrations under this Section 3 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Company and as shall be reasonably acceptable to the Requesting Holder and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the Requesting Holder's request for such registration. If, in connection with any registration under this Section 3 which is proposed by the Company to be on Form S-3 or any successor form to such Form, the managing underwriter, if any, shall advise the Company in writing that in its opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form.

          (d) Expenses. All Registration Expenses in connection with the first two (2) Demand Registrations of Registrable Securities effected pursuant to this
Section 3 shall be borne by the Company, regardless of whether the Registration Statement becomes effective (except as provided in Section 3(e) hereof). All expenses for any subsequent Demand Registrations of Registrable Securities pursuant to this Section 3 shall be paid pro rata by the Company and all other Persons participating in such Demand Registration on the basis of the relative number of shares of Common Stock of each such Person included in such registration. The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Company.

          (e) Effective Registration Statement. The Company shall be deemed to have effected a Demand Registration if (i) the Registration Statement relating to such Demand Registration is declared effective by the SEC; provided, however, that no Demand Registration shall be deemed to have been effected if (x) such registration, after it has become effective, is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court by reason of an act or omission by the Company, or (y) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied because of an act or omission by the Company, or (ii) at any time after any Requesting Holder requests a Demand Registration and prior to the effectiveness of the Registration Statement, the preparation of such Registration Statement is discontinued or such Registration Statement is withdrawn or abandoned at the


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request of such Requesting Holder, unless the Requesting Holder has paid to the
Company in full the Registration Expenses in connection with such Registration Statement.

          (f) Priority on Demand Registrations. Notwithstanding the foregoing, if a Registration pursuant to this Section 3 involves an Underwritten Offering and the managing underwriter or underwriters of such proposed Underwritten Offering determines in writing that the total or kind of securities which such Holders and any other persons or entities intend to include in such offering would be reasonably likely to adversely affect the price, marketability or distribution of the securities offered in such offering, then the Company shall include in such Registration (i) first, to the extent of the amount of securities that all Holders have requested to be included in such Registration, which, in the opinion of the managing underwriter or underwriters, can be sold without such adverse effect referred to above, such amount to be allocated pro rata among all such Holders based upon the relative aggregate amount of gross proceeds to be received by such Holders in the offering and (ii) second, the securities of any other Person, which, in the opinion of the managing underwriter or underwriters, can be sold without such adverse effect referred to above.

          (g) Selection of Underwriters. If any offering pursuant to a Demand Registration involves an Underwritten Offering, the Holders of a majority of the Registrable Securities included in such Demand Registration shall have the right to select the managing underwriter or underwriters to administer the offering, which managing underwriters shall be a firm of nationally recognized standing and reasonably satisfactory to the Company.

          (h) Form S-3 Registration Statement. In case the Company shall receive from any Requesting Holder a written request or requests that the Company effect a registration on Form S-3 or any successor form to such Form and any related qualification or compliance with respect to all or a part of the Registrable Securities held by such Requesting Holder, the Company will:

               (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

               (ii) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Requesting Holder's Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within ten (10) business days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this
Section 3(h): (A) if Form S-3 or any successor form to such Form is not available for such offering; or (B) if the Company shall furnish to the Holders requesting such registration no later than ten (10) business days after such request a copy of a resolution of the Board certified by the secretary of the Company stating that in the good faith judgment of the Board such registration statement would materially interfere with any pending material financing, acquisition or corporate reorganization or other material corporate development involving the Company or any of its subsidiaries or would require premature disclosure thereof, in which event the Company shall have the right to defer the filing of the Form S-3 registration


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statement for a period of not more than ninety (90) days after receipt of the request of the Requesting Holder under this Section 3(h).

               (iii) The Company will pay all Registration Expenses in connection with a registration under this Section 3(h).

          (i) Other Registration Rights. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of Genstar.

     4. Piggyback Registrations.

          (a) Participation. Subject to Sections 4(b) and 10 hereof, if at any time after the date hereof the Company files a Registration Statement (other than (w) a registration on Form S-4 or S-8 or any successor form to such Forms or any similar form, (x) any registration of securities as it relates to an offering and sale to management of the Company pursuant to any employee stock plan or other employee benefit plan arrangement, (y) any registration as it relates to the registration for exchange or otherwise of debt securities of the Company or its Subsidiaries or (z) subject to the proviso below, a registration which is the Company's initial Public Offering of securities) with respect to an offering that includes any shares of Common Stock, then the Company shall give prompt notice (the "PIGGYBACK NOTICE") to the Holders, and the Holders shall be entitled to include in such Registration Statement the Registrable Securities held by them. The Piggyback Notice shall offer the Holders the opportunity to register such number of shares of Registrable Securities as each Holder may request and shall set forth (i) the anticipated filing date of such Registration Statement and (ii) the number of shares of Common Stock that is proposed to be included in such Registration Statement. Subject to Section 4(b), the Company shall include in such Registration Statement such shares of Registrable Securities for which it has received written requests to register such shares within fifteen (15) days after the Piggyback Notice has been given.

          (b) Underwriter's Cutback. Notwithstanding the foregoing, if a Registration pursuant to this Section 4 involves an Underwritten Offering and the managing underwriter or underwriters of such proposed Underwritten Offering determines that the total or kind of securities which the Holders and any other persons or entities intend to include in such offering would be reasonably likely to adversely affect the price, marketability or distribution of the securities offered in such offering, then the Company shall include in such Registration (i) first, 100% of the securities that the Company (if the Person initiating such Registration is the Company) proposes to sell and (ii) second, to the extent of the amount of securities which all Holders have requested to be included in such Registration, which, in the opinion of the managing underwriter or underwriters, can be sold without such adverse effect referred to above, such amount to be allocated pro rata among all such Holders based upon the relative aggregate amount of gross proceeds to be received by such Holders in the offering, which, in the opinion of the managing underwriter or underwriters, can be sold without such adverse effect referred to above and (iii) third, the securities of any other Person, which, in the opinion of the managing underwriter or underwriters, can be sold without such adverse effect referred to above.


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          (c) Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 4, regardless of whether any such registration becomes effective.

          (d) Company Control. Other than with respect to a Demand Request pursuant to Section 3 hereof, the Company may decline to file a Registration Statement to be prepared and filed by the Company after giving the Piggyback Notice, or withdraw such a Registration Statement after filing, but prior to the effectiveness of the Registration Statement, provided that the Company shall promptly notify each Holder in writing of any such action and provided further that the Company shall bear all reasonable expenses incurred by such Holder or otherwise in connection with such withdrawn Registration Statement.

          (e) No Effect on Demand Registrations. No registration effected under this Section 4 shall be deemed to have been effected pursuant to Section 3 hereof or shall relieve the Company of its obligation to effect any registration upon request under Section 3 hereof.

     5. Hold-Back and Other Agreements.

          (a) Restrictions on Public Sale by Holder of Registrable Securities. Each Holder agrees, if so requested by any managing underwriter in an Underwritten Offering, not to sell, make any short sale of, grant any option for the purchase of, hypothecate, hedge or otherwise dispose of, securities of the Company or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act (except as part of such Underwritten Registration), during the thirty (30) day period prior to, and during the ninety day period (or such longer period of up to 180 days, subject to research and analyst reporting "blackout" extensions, as may be required by such underwriter) beginning on, the effective date of such Registration Statement (except as part of such Registration) or the commencement of the public distribution of securities, to the extent timely notified in writing by the Company or any managing underwriter; provided, however that the foregoing restrictions shall only be applicable to CDPQ and its Affiliates to the same extent that the Genstar Holders are also subject to such restrictions.

          (b) Restrictions on Public Sale by the Company and Others. The Company agrees not to effect any public sale or distribution of any securities the same as or similar to those being registered by the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the thirty (30) day period prior to, and during the 90-day period (or such longer period of up to 180 days, subject to research analyst reporting "blackout" extension, as may be required by such underwriter) beginning with, the effective date of a Registration Statement filed under Sections 3 and 4 hereof or the commencement of the public distribution of securities to the extent timely notified in writing by a Holder or the managing underwriters (except as part of such registration, if permitted, or pursuant to registrations on Forms S-4 or S-8 or any successor form to such Forms or any similar form, or any registration of securities for offering and sale to management of the Company pursuant to any employee stock plan or other employee benefit plan arrangement). The Company agrees to use reasonable efforts to obtain from each Holder the same as or similar to those being registered by the Company, or any securities convertible into or exchangeable or exercisable for any of such securities, an agreement not to sell, make any short sale of, grant any option for the purchase of,


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or otherwise dispose of such securities (other than securities purchased in a
Public Offering) during such period, except as part of any such registration if permitted.

          (c) No Inconsistent Agreements. The Company will not enter into any agreement with respect to its securities which is inconsistent with, or which is reasonably likely to impair, the rights granted to the Holders by this Agreement.

     6. Registration Procedures.

          In connection with the Company's Registration obligations pursuant to Sections 3 and 4 hereof, the Company will use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as possible:

          (a) prepare and file with the SEC a Registration Statement or Registration Statements relating to the applicable Demand Registration or Piggyback Registration including all exhibits and financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective; provided, that the Company will furnish copies of any amendments or supplements in the form filed with respect to any Piggyback Registration, simultaneously with the filing of such amendments or supplements;

          (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for a period of not less than 180 days (or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or, if such Registration Statement relates to an Underwritten Offering, such longer period as in the opinion of counsel for the underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

          (c) notify the selling Holders and the managing underwriters, if any, and (if requested) confirm such advice in writing, as soon as practicable (but in any event within two (2) business days) after notice thereof is received by the Company (i) when the Registration Statement or any amendment thereto has been filed or becomes effective, the Prospectus or any amendment or supplement to the Prospectus has been filed, and, to furnish such selling Holders and managing underwriters with copies thereof, (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary Prospectus or Prospectus or the initiation or threatening of any proceedings for such purposes, (iv) if at any


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time the representations and warranties of the Company contemplated by paragraph
(m) below cease to be true and correct and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

          (d) promptly notify the selling Holders and the managing underwriters, if any, at any time prior to nine (9) months after the time of issue of the Prospectus, when the Company becomes aware of the happening of any event as a result of which the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) when such Prospectus was delivered not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement the Prospectus in order to comply with the Securities Act and, in either case as promptly as practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling Holders and the managing underwriters, if any, a supplement or amendment to such Prospectus which will correct such statement or omission or effect such compliance;

          (e) make every reasonable effort to obtain the withdrawal of any stop order or other order suspending the use of any preliminary Prospectus or Prospectus or suspending any qualification of the Registrable Securities;

          (f) if requested by the managing underwriter or underwriters or a Holder of Registrable Securities being sold in connection with an Underwritten Offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the Holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten (or best efforts underwritten) Offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

          (g) furnish to each selling Holder and each managing underwriter, without charge, as many conformed copies as they may reasonably request, of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits thereto (including those incorporated by reference);

          (h) deliver to each selling Holder and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably request (it being understood that the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto) and


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such other documents as such selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder;

          (i) on or prior to the date on which the Registration Statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the selling Holders, the managing underwriter or agent, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as any such seller, underwriter or agent reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution of the Registrable Securities covered by the Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

          (j) cooperate with the selling Holders and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not required to bear any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) business days prior to any sale of Registrable Securities to the underwriters;

          (k) use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary, including under Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

          (l) not later than the effective date of the applicable Registration, provide a CUSIP number for all Registrable Securities and provide the applicable trustee or transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

          (m) make such representations and warranties to the Holders of Registrable Securities being registered, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in primary underwritten public offerings;

          (n) enter into such customary agreements (including an underwriting agreement) and take all such other actions as the majority of the Holders of any Registrable Securities being sold or the managing underwriter or agent, if any, reasonably request in order to expedite or facilitate the Registration and disposition of such Registrable Securities;

          (o) obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or agent an opinion or opinions from counsel for the Company, upon consummation of the sale of such Registrable Securities to the underwriters (the "CLOSING

DATE") in customary form and in form, substance and scope reasonably satisfactory to such Holders, underwriters or agents and their counsel;

          (p) obtain for delivery to the Company and the underwriter or agent, with copies to the Holders, a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or the Holders of a majority of the Registrable Securities being sold reasonably request, dated the effective date of the Registration Statement and brought down to the Closing Date;

          (q) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

          (r) make available for inspection by a representative of the Holders of a majority of the Registrable Securities, any underwriter participating in any disposition pursuant to such Registration, and any attorney or accountant retained by such Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration; provided that any records, information or documents that are designated by the Company as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by law;

          (s) use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its securityholders, as soon as reasonably practicable (but not more than eighteen
(18) months) after the effective date of the Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

          (t) as promptly as practicable after filing with the SEC of any document which is incorporated by reference into the Registration Statement or the Prospectus, provide copies of such document to counsel for the selling Holders and to the managing underwriters, if any;

          (u) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement; and

          (v) use its reasonable best efforts to list (if such Registrable Securities are not already listed) all Registrable Securities covered by such Registration Statement on The New York Stock Exchange or the American Stock Exchange or to cause such Registrable Securities to be included for quotation on the Nasdaq National Market.

          The Company may require each Holder of Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing. Each Holder agrees to furnish such information to the Company and to cooperate with the Company as necessary to enable the Company to comply with the provisions of this Agreement.

          Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(c)(iv) or (v) or Section 6(d) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(d) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

     7. Indemnification.

          (a) Indemnification by Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder, its officers, directors, partners, members, employees and agents and each Person who controls such Holder (within the meaning of the Securities Act), and the officers, directors, partners, members, employees and agents of each such controlling Person against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees) caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, amendment or supplement thereto or preliminary Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein, or any violation by the Company of any federal, state or common law rule or regulation applicable to the Company relating to the action required of, or inaction by, the Company in connection with any such registration. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested. Each indemnity and reimbursement of costs and expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder.

          (b) Indemnification by Selling Holder. In connection with each Registration, each selling Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and agrees to indemnify (severally and not jointly) and hold harmless, to the full extent permitted by law, the Company, its directors, officers, employees and agents and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such selling Holder to the Company specifically for inclusion in such Registration Statement or Prospectus and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting such loss, claim, damage, liability or expense and was relied upon by the Company in the preparation of such Registration Statement or Prospectus. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

          (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt (but in any event within 30 days after such Person has actual knowledge of the facts constituting the basis for indemnification) written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure; provided, further however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, or
(b) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed), provided that an indemnified party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. No indemnifying party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Whenever the indemnified party or the indemnifying party receives a firm offer to settle a claim for which indemnification is sought hereunder, it shall promptly notify the other of such offer. If the indemnifying party refuses to accept such offer within twenty (20) business days after receipt of such offer (or of notice thereof), such claim shall continue to be contested and, if such claim is within the scope of the indemnifying party's indemnity contained herein, the indemnified party shall be indemnified pursuant to the terms hereof. If the indemnifying party notifies the indemnified party in writing that the indemnifying party desires to accept such offer, but the indemnified party refuses to accept such offer within twenty (20) business days after receipt of such notice, the indemnified party may continue to contest such claim and, in such event, the total maximum liability of the indemnifying party to indemnify or otherwise reimburse the indemnified party hereunder with respect to such claim shall be limited to and shall not exceed the amount of such offer, plus reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) to the date of notice that the indemnifying party desires to accept such offer, provided that this sentence shall not apply to any settlement of any claim involving the imposition of equitable remedies or to any settlement imposing any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim in any one jurisdiction, unless in the written opinion of counsel to the indemnified party, reasonably satisfactory to the indemnifying party, use of one counsel would be expected to give rise to a conflict of interest between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of one such additional counsel.

          (d) Other Indemnification. Indemnification similar to that specified in this Section 7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under federal or state law or regulation of governmental authority other than the Securities Act.

          (e) Contribution. If for any reason the indemnification provided for in the preceding clauses (a), (b) and (d) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses
(a), (b) and (d), then the indemnifying party shall, on a several (and not joint and several) basis, contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that no selling Holder shall be required to contribute in an amount greater than the dollar amount of the net proceeds received by such selling Holder with respect to the sale of any securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     8. Rule 144. Following the Company's initial Public Offering and for so long as the Company is subject to the reporting requirements under the Exchange Act, the Company covenants that it will: (a) file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, (b) take such further action as any Holder may reasonably request in writing to the extent required from time to time to enable the sale of Registrable Securities without registration under the Securities Act within the limitation of the exemption provided by Rule 144 (or any similar rule or rules then in effect) of the Securities Act, and (c) upon the reasonable written request of any Holder, deliver to such Holder all information regarding the Company required to be delivered in connection with Rule 144 (or any similar rule or rules then in effect) of the Securities Act. Notwithstanding anything contained in this Section 8, the Company may deregister under Section 12 of the Exchange Act if it then is permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

     9. Participation in Underwritten Registrations. No Person may participate in any Underwritten Registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this Section 9 shall be construed to create any additional rights regarding the Registration of Registrable Securities in any Person otherwise than as set forth herein.

     10. Miscellaneous.

          (a) Remedies. Remedies for breach by the Company of its obligations to register the Registrable Securities shall be as set forth herein. Each Holder, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holders of at least 66-2/3% of the then outstanding Registrable Securities; provided that no amendment, modification, supplement or waiver that treats any Holder or group of Holders adversely and in a manner that is different from any other Holder shall be effective without the consent of such Holder or group of Holders; provided, however, that Section 4 and Section 7 of this Agreement shall not be amended, modified or waived in any manner which would be adverse to CDPQ without CDPQ's prior written consent.

          (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

          If to the Company, Genstar Capital III, L.P. or Stargen to:

          Altra Holdings, Inc.
          c/o Genstar Capital Partners III, L.P.
          Four Embarcadero Center, Suite 1900
          San Francisco, CA 94111-4191
          Attention: Jean-Pierre L. Conte
          Telecopy No.: (415) 834-2383
          with a copy to:

          Weil, Gotshal & Manges LLP
          201 Redwood Shores Parkway
          Redwood Shores, CA 94065
          Attention: Craig W. Adas, Esq.
          Fax No.: (650) 802-3100

          If to CDPQ to:

          Caisse de depot et placement du Quebec
          1000, place Jean-Paul-Riopelle
          Montreal (Quebec) H2Z 2B3
          Attention: Luc Houle, Senior Vice President
          Fax No.: (514) 847-2493

          with a copy to:

          Kirkland & Ellis LLP
          Citigroup Center
          153 East 53rd Street
          New York, NY 10022-4675
          Attention: Kimberly P. Taylor, Esq.
          Fax No.: (212) 446-4900

          if to any other Holder, to the address of such Holder set forth on the signature pages of this Agreement;

               All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; four (4) business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when confirmation of fax transmission is received, if by facsimile transmission; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

          (d) Successors and Assigns. Subject to Section 10(k), this Agreement including, without limitation, all registration rights in connection with the ownership of all or a portion of the Registrable Securities pursuant to Sections 3 and 4 hereof, shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Registrable Securities.

          (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws.

          (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (i) Entire Agreement. This Agreement, the Subscription Agreement and the Stock Purchase Agreement constitute the entire agreement between or among the Company and the Holders concerning the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the securities issued or sold pursuant to the Subscription Agreement or the Stock Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matters, including, without limitation, the Prior Agreement.

          (j) Limited Liability of Partners and Members. Notwithstanding any other provision of this Agreement, neither the general partner nor the limited partners nor any future general or limited partner of any Holder, and no member, partner or shareholder of any such general partner or limited partner, shall have any personal liability for performance of any obligation of such Holder under this Agreement in excess of the respective capital contribution of such general partner and limited partners to such Holder.

          (k) Assignment of Registration Rights. The rights to cause the Company to register securities granted Holders under Sections 3 and 4 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder; provided that (a) such transfer may otherwise be effected in accordance with applicable securities laws and restrictions on transfer agreed upon by the Holder and the Company (including those set forth in the Stockholders Agreement dated as of the date hereof, by and among the Company and the Holders), (b) notice of such assignment is given to the Company, and (c) such transferee or assignee agrees to be bound by all provisions of this Agreement.

          (l) Termination. No Holder shall be entitled to exercise any registration rights provided for in this Agreement after a Public Offering and after such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder's shares during a three-month period without registration, without reference to Rule 144(k).

          (m) Additional Sales of Series A Preferred Stock. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Series A Preferred Stock, any purchaser of such shares of Series A Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this

Agreement and shall be deemed a signatory hereto, and such shares shall be deemed Registrable Securities, hereunder, and such purchaser and such shares shall be entitled to all the rights and subject to all the obligations and restrictions set forth herein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

COMPANY:                                ALTRA HOLDINGS, INC.,
                                        a Delaware corporation


                                        By: /s/ Michael Hurt
                                            ------------------------------------
                                        Name: Michael Hurt
                                        Its:
                                             -----------------------------------


HOLDERS:                                GENSTAR CAPITAL PARTNERS III, L.P.,
                                        a Delaware limited partnership

                                        By: Genstar Capital III, L.P.
                                        Its: General Partner

                                        By: Genstar III GP LLC
                                        Its: General Partner


                                        By: /s/ J.P. Conte
                                            ------------------------------------
                                        Name: J.P. Conte
                                        Title:
                                               ---------------------------------


                                        STARGEN III, L.P.

                                        By: Genstar Capital III, L.P.
                                        Its: General Partner

                                        By: Genstar III GP LLC
                                        Its: General Partner


                                        By: /s/ J.P. Conte
                                            ------------------------------------
                                        Name: J.P. Conte
                                        Title:
                                               ---------------------------------

                 [Registration Rights Agreement Signature Page]

                                        CAISSE DE DEPOT ET PLACEMENT DU QUEBEC


                                        By: /s/ Louise Lalonde
                                            ------------------------------------
                                        Name: Louise Lalonde
                                        Title:
                                               ---------------------------------


                                        By: /s/ [not legible]
                                            ------------------------------------
                                        Name: [not legible]
                                        Title:
                                               ---------------------------------

                 [Registration Rights Agreement Signature Page]

                                        /s/ Michael Hurt
                                        ----------------------------------------
                                        Michael L. Hurt
                                        Address:
                                                 -------------------------------


                                        /s/ William Duff
                                        ----------------------------------------
                                        William J. Duff
                                        Address:
                                                 -------------------------------


                                        /s/ Thomas Tatarczuch
                                        ----------------------------------------
                                        Thomas F. Tatarczuch
                                        Address:
                                                 -------------------------------


                                        /s/ Donald Wierbinski
                                        ----------------------------------------
                                        Donald S. Wierbinski
                                        Address:
                                                 -------------------------------


                                        /s/ Charles Nims
                                        ----------------------------------------
                                        Charles W. Nims
                                        Address:
                                                 -------------------------------


                                        /s/ Craig Schuele
                                        ----------------------------------------
                                        Craig Schuele
                                        Address:
                                                 -------------------------------


                                        /s/ Gerald Ferris
                                        ----------------------------------------
                                        Gerald Ferris
                                        Address:
                                                 -------------------------------

                 [Registration Rights Agreement Signature Page]

                                        /s/ Matthew Taylor
                                        ----------------------------------------
                                        Matthew F. Taylor
                                        Address:
                                                 -------------------------------


                                        /s/ Edward Novotny
                                        ----------------------------------------
                                        Edward L. Novotny
                                        Address:
                                                 -------------------------------


                                        /s/ Mark Stuebe
                                        ----------------------------------------
                                        Mark Stuebe
                                        Address:
                                                 -------------------------------


                                        /s/ Timothy McGowan
                                        ----------------------------------------
                                        Timothy McGowan
                                        Address:
                                                 -------------------------------


                                        /s/ Larry McPherson
                                        ----------------------------------------
                                        Larry McPherson
                                        Address:
                                                 -------------------------------


                                        /s/ Lee Hess
                                        ----------------------------------------
                                        Lee Hess
                                        Address:
                                                 -------------------------------


                                        /s/ Thomas Hunt
                                        ----------------------------------------
                                        Thomas Hunt
                                        Address:
                                                 -------------------------------

                 [Registration Rights Agreement Signature Page]

                                        FRANK BAUCHIERO MKC WORLDWIDE


                                        By: /s/ Frank Bauchiero
                                            ------------------------------------
                                        Name: Frank Bauchiero
                                        Title:
                                               ---------------------------------
                                        Address:
                                                 -------------------------------

                 [Registration Rights Agreement Signature Page]